UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2004

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05.    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

     On September 16, 2004, the Company announced a restructuring intended to strengthen the financial position of its Hill-Rom unit, which will result in a fourth quarter charge of $7 million.

     On September 15, 2004, the Board of Directors of the Company approved the restructuring intended to better align Hill-Rom’s financial and personnel resources to fully support its growth initiatives, decrease overall costs, and improve performance in Europe. The plan includes the elimination of approximately 130 salaried positions in the U.S. and approximately 100 positions in Europe. The total charge of $7 million is for termination benefits associated with the action, including severance, continuing healthcare and outplacement services. All obligations associated with this action will be settled in cash. The Company expects the restructuring to be completed during its 2005 fiscal year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: September 20, 2004	By:	/S/ Scott K. Sorensen
Scott K. Sorensen
Vice President and Chief Financial Officer

DATE: September 20, 2004	By:	/S/ Gregory N. Miller
Gregory N. Miller
Vice President – Controller and Chief Accounting Officer

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